VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RIVERSIDE BANK
11 Garden Street
Poughkeepsie, NY 12601

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger dated as of March 18, 2014, by and among Salisbury Bank and Trust Company,Salisbury Bancorp, Inc., and Riverside Bank, pursuant to which Riverside will merge with and into Salisbury Bank and Trust Company and pursuant to which Salisbury Bancorp, Inc. ("SAL") will issue shares of SAL common stock as merger consideration.	☐	☐	☐
2. To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the Agreement and Plan of Merger.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000219014_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com .

REVOCABLE PROXY

RIVERSIDE BANK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RIVERSIDE BANK

The undersigned hereby appoints Charles S. North and Joseph J. La Scolea jointly and severally as proxies, with full power of substitution, as proxies for us and in our name, place and stead, to vote all the Common Stock of RIVERSIDE BANK owned or entitled to be voted by the undersigned as of the record date, at the Special Meeting of Shareholders to be held at The Poughkeepsie Grand Hotel, 40 Civic Center Plaza, Poughkeepsie, New York 12601, on Wednesday, October 29, 2014 at 10:30 a.m. Eastern Time, or at any adjournment thereof with all power the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000219014_2 R1.0.0.51160